                                                                    EXHIBIT 99.1

                      [LETTERHEAD OF SUNGARD APPEARS HERE]


               October 19, 1995

               Michael J. Ruane          Nancy R. Kyle          Internet
               (610) 341-8709            (610) 341-8171  www.sungard.com


                           SunGard Data Systems Inc.
                     Announces Third Quarter 1995 Results,
                      Acquisitions and Management Changes


     Wayne, PA -- SunGard Data Systems Inc. reported today that net income for the quarter ended September 30, 1995 was $12,008,000, compared to net income of $10,744,000 for the third quarter of 1994. Fully diluted earnings per share were $0.31 for the quarter, compared to $0.28 for the quarter ended September 30, 1994. Results for 1995's third quarter include one-time, after-tax merger costs of $1,351,000 associated with the previously announced acquisition of Intelus Corporation. Excluding the one-time costs, net income for the quarter was $13,359,000, an increase of 24.3% over net income for the third quarter of 1994, and fully diluted earnings per share were $0.34, an increase of 21.4%.

     For the first nine months of 1995, net income was $35,347,000, compared to the prior year's nine-month results of $30,585,000. Fully diluted earnings per share were $0.91, compared to $0.79 for the first nine months of 1994. Excluding the one-time, after-tax merger costs, net income for the quarter ended September 30, 1995 was $36,698,000, an increase of 20.0%, and fully diluted earnings per share were $0.95, an increase of 20.3%.

     Revenues for the third quarter of 1995 were $132,114,000, up 20.2% over third-quarter 1994 revenues of $109,908,000. For the nine months ended September 30, 1995, revenues of $378,723,000 increased 19.6% over revenues of $316,652,000 for the comparable period last year.

     James L. Mann, Chairman and Chief Executive Officer, stated, "Results for the third quarter met expectations. As previously announced, our outlook for fully diluted earnings per share for the year ended December 31, 1995 remains in the range of $1.26 to $1.31, prior to merger costs." This outlook, which may change, is based upon management's current assessment of both internal and external factors.

     Mann continued, "Our acquisition activity level in the third quarter of 1995 was particularly high. In addition to the acquisitions of Bi-Tech Software, Inc. on July 14 and Intelus Corporation on August 31, we announced definitive agreements to acquire MACESS Corporation and Renaissance Software Inc. Also during the third quarter, we acquired All Solutions Financial Systems of Perth, Western Australia, and Market Investment Solutions Inc. (MIS) of Aurora, Colorado." All Solutions, a provider of fund and asset administration systems in Australia and New Zealand, joins SunGard's Trust and Shareholder Systems Group. MIS, a provider of PC-based investment management, accounting and reporting systems for the insurance industry, is part of SunGard's Financial Systems Group.

     SunGard also announced the naming of two new group chief executives. Michael K. Muratore has been appointed as Chief Executive Officer of SunGard's Financial Systems Group. Mr. Muratore's former position, Chief Executive Officer of SunGard's Computer Services Group, has been filled by Bruce H. Battjer. Since joining the company in 1990, Mr. Battjer, age 44, has served in various executive positions in SunGard's Recovery Services Group, most recently as President of SunGard Planning Solutions.

     SunGard's business is computer service and application software. The Company is the only large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems. Its common stock is reported on The Nasdaq Stock Market and the London Stock Exchange under the symbol SNDT.


                                  #    #    #

                                         This statement is available in the
                                         United Kingdom from SunGard Capital
                                         Markets Inc., 10 Devonshire Square,
                                         London, EC2M 4YP

                           SunGard Data Systems Inc.
                     Consolidated Condensed Balance Sheets
                                (In thousands)



                                                                  September 30,
                                                                      1995          December 31,
                                                                  (Unaudited)           1994
                                                                 -------------      -------------
Assets:
Current:
   Cash, equivalents and short-term investments...............  $       84,460      $    102,598
   Accounts receivable, net...................................         115,588            98,827
   Prepaid expenses and other current assets..................          16,910            14,380
   Deferred income taxes......................................           6,493             6,490
                                                                 -------------       -----------
       Total current assets...................................         223,451           222,295
Property and equipment, net...................................          91,131            90,436
Software products, net........................................          35,457            23,964
Goodwill and other intangible assets, net.....................         169,786           149,045
                                                                 -------------       -----------
                                                                $      519,825      $    485,740
                                                                 =============       ===========




Liabilities and Stockholders' Equity:
Current:
   Short-term and current portion of long-term debt...........  $        3,880      $      5,673
   Accounts payable and accrued expenses......................          44,480            44,196
   Accrued income taxes.......................................           3,874             6,049
   Deferred revenues..........................................          58,596            57,492
                                                                 -------------       -----------
       Total current liabilities..............................         110,830           113,410
Long-term debt................................................           5,380             4,894
Deferred income taxes.........................................           5,823             8,144
Stockholders' equity..........................................         397,792           359,292
                                                                 -------------       -----------
                                                                $      519,825      $    485,740
                                                                 =============       ===========

                           SunGard Data Systems Inc.
                       Consolidated Statements of Income
                   (In thousands, except per share amounts)
                                   Unaudited

                                                                                 Nine Months Ended        Three Months Ended
                                                                                   September 30,             September 30,
                                                                               ----------------------   ----------------------
                                                                                  1995        1994         1995       1994
                                                                               ----------  ----------   ----------  ----------
Revenues..................................................................... $  378,723  $  316,652   $  132,114  $ 109,908
                                                                               ----------  ----------   ----------  ----------

Costs and expenses:
  Cost of sales and direct operating.........................................    166,348     143,240       54,576     49,504
  Sales, marketing and administration........................................     80,214      63,514       28,860     21,836
  Product development........................................................     34,575      26,562       13,138      9,119
  Depreciation of property and equipment.....................................     22,413      17,484        7,932      6,126
  Amortization of intangible assets..........................................     16,745      15,626        6,144      5,798
  Merger costs...............................................................      1,351          --        1,351         --
                                                                               ----------  ----------   ----------  ----------
                                                                                 321,646     266,426      112,001     92,383
                                                                               ----------  ----------   ----------  ----------
Income from operations.......................................................     57,077      50,226       20,113     17,525
  Investment income, net.....................................................      3,772       1,613        1,179        685
                                                                               ----------  ----------   ----------  ----------
Income before income taxes...................................................     60,849      51,839       21,292     18,210
  Income taxes...............................................................     25,502      21,254        9,284      7,466
                                                                               ----------  ----------   ----------  ----------
Net income................................................................... $   35,347  $   30,585   $   12,008  $  10,744
                                                                               ==========  ==========   ==========  ==========

Fully diluted net income per common share (1)................................ $     0.91  $     0.79   $     0.31  $    0.28
                                                                               ==========  ==========   ==========  ==========

Shares used to compute fully diluted net income per common share (1).........     38,649      38,512       39,254     38,502
                                                                               ==========  ==========   ==========  ==========

Fully diluted net income per common share excluding merger costs............. $     0.95  $     0.79   $     0.34  $    0.28
                                                                               ==========  ==========   ==========  ==========

================================================================================


                           SunGard Data Systems Inc.
                   Supplemental Income Statement Information
                                (In thousands)
                                   Unaudited

                                                                                 Nine Months Ended        Three Months Ended
                                                                                   September 30,             September 30,
                                                                               ----------------------   ----------------------
                                                                                  1995        1994         1995       1994
                                                                               ----------  ----------   ----------  ----------
Revenues
  Investment support systems................................................. $  233,819  $  195,872  $    79,303  $   66,700
  Disaster recovery services.................................................    118,911     100,683       41,559      36,213
  Computer services and other ...............................................     25,993      20,097       11,252       6,995
                                                                               ----------  ----------   ----------  ----------
                                                                              $  378,723  $  316,652  $   132,114  $  109,908
                                                                               ==========  ==========   ==========  ==========
Income from operations
  Investment support systems................................................. $   36,515  $   31,896  $    11,163  $   10,447
  Disaster recovery services.................................................     23,150      20,747       10,209       7,873
  Computer services and other ...............................................      4,173       3,411        1,828       1,294
  Corporate administration...................................................     (5,410)     (5,828)      (1,736)     (2,089)
  Merger costs...............................................................     (1,351)         --       (1,351)         --
                                                                               ----------  ----------   ----------  ----------
                                                                              $   57,077  $   50,226  $    20,113  $   17,525
                                                                               ==========  ==========   ==========  ==========
Operating margin
  Investment support systems.................................................      15.6%       16.3%        14.1%       15.7%
                                                                               ==========  ==========   ==========  ==========
  Disaster recovery services.................................................      19.5%       20.6%        24.6%       21.7%
                                                                               ==========  ==========   ==========  ==========
  Computer services and other ...............................................      16.1%       17.0%        16.2%       18.5%
                                                                               ==========  ==========   ==========  ==========
  Total......................................................................      15.1%       15.9%        15.2%       15.9%
                                                                               ==========  ==========   ==========  ==========
  Total, excluding merger costs..............................................      15.4%       15.9%        16.2%       15.9%
                                                                               ==========  ==========   ==========  ==========

(1)  Adjusted to reflect two-for-one stock split which occurred in July 1995.